Exhibit 99.1

Press Release

Investor Contact:
Ankit Hira or Ed Yuen
Solebury Trout for Bentley Systems
ir@bentley.com
1-610-458-2777

Media Contact:
Carey Mann
carey.mann@bentley.com
1-610-458-3170

Bentley Systems Announces 21Q4 and 2021 Operating Results,
and its 2022 Financial Outlook
EXTON, Pa. – March 1, 2022 – Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley Systems” or the “Company”), the infrastructure engineering software company, today announced operating results for its fourth quarter and full year ended December 31, 2021, and its financial outlook for 2022.

Fourth Quarter 2021 Financial Results:

•Total revenues were $267.7 million, up 21.9% year-over-year;
•Subscriptions revenues were $223.1 million, up 25.2% year-over-year;
•Last twelve-month recurring revenues were $834.2 million, up 19.7% year-over-year;
•Last twelve-month recurring revenues dollar-based net retention rate was 109%, compared to 107% for the same period last year;
•Last twelve-month account retention rate was 98%, consistent with the same period last year;
•Annualized Recurring Revenue (“ARR”) was $921.2 million as of December 31, 2021, representing a constant currency ARR growth rate of 26% from December 31, 2020;
•GAAP operating income was $43.3 million, compared to $54.3 million for the same period last year;
•GAAP net income was $38.6 million, compared to $51.9 million for the same period last year. GAAP net income per diluted share was $0.12, compared to $0.17 for the same period last year;
•Adjusted Net Income was $72.0 million, compared to $52.3 million for the same period last year. Adjusted Net Income per diluted share was $0.23 compared to $0.17 for the same period last year;
•Adjusted EBITDA was $88.2 million, compared to $77.4 million for the same period last year. Adjusted EBITDA margin was 32.9%, compared to 35.2% for the same period last year; and
•Cash flow from operations was $80.6 million, compared to $82.3 million for the same period last year.

Full Year 2021 Financial Results:

•Total revenues were $965.0 million, up 20.4% year-over-year;
•Subscriptions revenues were $812.8 million, up 19.7% year-over-year;
•GAAP operating income was $94.6 million, compared to $150.2 million for the same period last year. GAAP operating income for 2021 includes a one-time compensation charge of $90.7 million resulting from a modification of our deferred compensation plan;
•GAAP net income was $93.2 million, compared to $126.5 million for the same period last year. GAAP net income per diluted share was $0.30, compared to $0.42 for the same period last year. GAAP net income for 2021 includes a one-time compensation charge of $83.4 million, net of tax, resulting from a modification of our deferred compensation plan;
•Adjusted Net Income was $266.9 million, compared to $192.8 million for the same period last year. Adjusted Net Income per diluted share was $0.85 compared to $0.64 for the same period last year;
•Adjusted EBITDA was $324.9 million, compared to $266.4 million for the same period last year. Adjusted EBITDA margin was 33.7%, compared to 33.2% for the same period last year; and
•Cash flow from operations was $288.0 million, compared to $258.3 million for the same period last year.
Definitions of the non‑GAAP financial measures used in this press release and reconciliations of such measures to the most comparable GAAP financial measures are included below under the heading “Use and Reconciliation of Non‑GAAP Financial Measures.”

CEO Greg Bentley said, “Our fourth quarter of 2021 capped a year of consistently and increasingly improving tone of business and operating metrics, and we enter 2022 on an unprecedented high note in terms of business confidence. From a long-term standpoint, BSY management takes pride in having responsibly completed our first full year as a public company. Our quarterly reporting tends to focus on milestones in operations and acquisitions, but I think our notable headway in per-share earnings measures is representative of the conscientious stewardship to which we hold ourselves accountable. Our many established competitive advantages as the infrastructure engineering software company make us confident in predictably achieving advancements in both growth and financial performance, including from generationally compelling opportunities for digital twin cloud services to advance infrastructure resilience.”

Mr. Bentley continued, “Our 2022 outlook, together with reliably strong 2020 and 2021 results, demonstrates our resolute commitment to deliberately expand our adjusted operating margins (normalized for nonrecurring pandemic-related savings) annually. At the same time, responding to strong market demand, we continue to expand resource initiatives for our user organizations’ success and for further SMB penetration, sustaining our compounded gains in ARR growth from pre-pandemic (and pre-IPO) levels. While we acknowledge that geopolitical complications are adding uncertainties, BSY is now more globally diversified than ever, especially by virtue of our complementary and high-performing Seequent acquisition. In January, 2022 we closed the Power Line Systems acquisition to complete our market-leading grid integration portfolio for energy transmission and distribution— signifying our proactivity in advancing infrastructure engineering, going digital, to enable our world’s sustainable development goals.”

Recent Financial Developments:

•On January 31, 2022, we completed the acquisition of Power Line Systems, a leader in software for the design of overhead electric power transmission lines and their structures, for approximately $700 million in cash, net of cash acquired, and subject to customary adjustments including for working capital. We used available cash and borrowings under our bank credit facility to fund the transaction.

2022 Financial Outlook

The Company is sharing the following outlook for the year ending December 31, 2022.
•Total revenues in the range of $1,110 million to $1,140 million, representing growth of 15.0% to 18.1% (16.9% to 20.1% in constant currency);
•Constant currency ARR growth rate of 14% to 16% (1);
•Adjusted EBITDA in the range of $370 million to $380 million, representing growth of 13.9% to 16.9% (16.3% to 19.5% in constant currency), and Adjusted EBITDA margin of approximately 33%; and
•Effective tax rate of less than 15%.

(1)The outlook for constant currency ARR growth rate includes growth of 2.5% from the initial inclusion of Power Line Systems, and growth of 11.5% to 13.5% from business performance.

The Company does not provide quarterly guidance, but to the extent expectations materially change we will update our full-year financial outlook when announcing subsequent quarterly operating results.

The 2022 outlook information provided above includes Constant currency ARR growth rate, Adjusted EBITDA, and Adjusted EBITDA margin guidance, which are non-GAAP financial measures management uses in measuring performance. The Company is unable to reconcile these forward-looking non-GAAP measures to GAAP without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of certain items and unanticipated events, including stock‑based compensation charges, depreciation and amortization of capitalized software costs and of acquired intangible assets, realignment expenses, and other items, which would be included in GAAP results. The impact of such items and unanticipated events could be potentially significant.

The 2022 outlook is forward-looking, subject to significant business, economic, regulatory, and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and based upon assumptions with respect to future decisions, which are subject to change. Actual results may vary and those variations may be material. As such, our results may not fall within the ranges contained in this outlook. The Company uses these forward-looking measures to evaluate its ongoing operations and for internal planning and forecasting purposes.

Operating Results Call Details

Bentley Systems will host a live Zoom video webinar on March 1, 2022 at 8:15 a.m. EST to discuss operating results for its fourth quarter and full year ended December 31, 2021, and 2022 financial outlook.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://zoom.us/webinar/register/WN_rP8Uv_28Q3GEOkkAFHwBGg. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at
https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Definitions of Certain Key Business Metrics

Definitions of the non‑GAAP financial measures used in this operating results press release and reconciliations of such measures to their nearest GAAP equivalents are included below under “Use and Reconciliation of Non‑GAAP Financial Measures.” Certain non‑GAAP measures included in our financial outlook are not being reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward‑looking basis. The Company is unable to reconcile these forward‑looking non‑GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected for these periods not to impact the non‑GAAP measures, but would impact GAAP measures. Such unavailable information, which could have a significant impact on the Company’s GAAP financial results, may include stock‑based compensation charges, depreciation and amortization of capitalized software costs and of acquired intangible assets, realignment expenses, and other items.

Last twelve-month recurring revenues are calculated as recurring revenues recognized over the preceding twelve‑month period. We define recurring revenues as subscription revenues that recur monthly, quarterly, or annually with specific or automatic renewal clauses and professional services revenues in which the underlying contract is based on a fixed fee and contains automatic annual renewal provisions.

Constant Currency Metrics

In reporting period‑over‑period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current period results using prior period average foreign currency exchange rates. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.

•Our last twelve‑month recurring revenues dollar‑based net retention rate is calculated, using the average exchange rates for the prior period, as follows: the recurring revenues for the current period, including any growth or reductions from accounts with recurring revenues in the prior period (“existing accounts”), but excluding recurring revenues from any new accounts added during the current period, divided by the total recurring revenues from all accounts during the prior period. A period is defined as any trailing twelve months.
•Our last twelve-month account retention rate for any given twelve‑month period is calculated using the average currency exchange rates for the prior period, as follows: the prior period recurring revenues from all accounts with recurring revenues in the current and prior period, divided by total recurring revenues from all accounts during the prior period.
•Our constant currency ARR growth rate is the growth rate of our ARR, measured on a constant currency basis. Our ARR is defined as the sum of the annualized value of our portfolio of contracts that produce recurring revenue as of the last day of the reporting period, and the annualized value of the last three months of recognized revenues for our contractually recurring consumption‑based software subscriptions with consumption measurement durations of less than one year.
Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have calculated Adjusted cost of subscriptions and licenses, Adjusted cost of services, Adjusted research and development, Adjusted selling and marketing, Adjusted general and administrative, Adjusted income from operations, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted EBITDA, and Adjusted EBITDA margin, each of which are non‑GAAP financial measures. We have provided tabular reconciliations of each of these non‑GAAP financial measures to such measure’s most directly comparable GAAP financial measure.

Management uses these non‑GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance. Our non‑GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results and prospects period‑over‑period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as to compare our financial results to those of other companies. Our definitions of these non‑GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non‑GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the financial statements included in our Annual Report on Form 10‑K to be filed with the United States Securities and Exchange Commission.

We calculate these non‑GAAP financial measures as follows:

•Adjusted cost of subscriptions and licenses is determined by adding back to GAAP cost of subscriptions and licenses, amortization of purchased intangibles and developed technologies, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted cost of services is determined by adding back to GAAP cost of services, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted research and development is determined by adding back to GAAP research and development, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted selling and marketing is determined by adding back to GAAP selling and marketing, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted general and administrative is determined by adding back to GAAP general and administrative, stock‑based compensation, acquisition expenses, and realignment expenses, for the respective periods;
•Adjusted income from operations is determined by adding back to GAAP operating income, amortization of purchased intangibles and developed technologies, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses, and expenses associated with initial public offering (“IPO”) for the respective periods;
•Adjusted Net Income is defined as net income adjusted for the following: amortization of purchased intangibles and developed technologies, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses, expenses associated with IPO, other non‑operating (income) expense, net, the tax effect of the above adjustments to net income, and (income) loss from investment accounted for using the equity method, net of tax. The tax effect of adjustments to net income is based on the estimated marginal effective tax rates in the jurisdictions impacted by such adjustments;
•Adjusted Net Income per diluted share is determined by dividing Adjusted Net Income by the weighted average diluted shares;
•Adjusted EBITDA is defined as net income adjusted for interest expense, net, provision (benefit) for income taxes, depreciation and amortization, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses, expenses associated with IPO, other non‑operating (income) expense, net, and (income) loss from investment accounted for using the equity method, net of tax; and
•Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view these non‑GAAP financial measures in conjunction with the related GAAP financial measures. During the third quarter of 2021, the Company modified its definitions of Adjusted EBITDA and Adjusted Net Income to adjust for expense (income) relating to deferred compensation plan liabilities and amounts for all periods herein reflect application of the modified definition.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial position, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: current and potential future impacts of the COVID‑19 pandemic on the global economy and our business, and consolidated financial statements; adverse changes in global economic and/or political conditions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; and our ability to integrate acquired businesses successfully.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Forms 10‑Q, which are on file with the United States Securities and Exchange Commission. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings include MicroStation-based applications for modeling and simulation, ProjectWise for project delivery, AssetWise for asset and network performance, Seequent’s leading geoprofessional software portfolio, and the iTwin platform for infrastructure digital twins. Bentley Systems employs more than 4,500 colleagues and generates annual revenues of approximately $1 billion in 186 countries.
www.bentley.com

© 2022 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, iTwin, MicroStation, ProjectWise, Seequent, and Power Line Systems are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$329,337	$122,006
Accounts receivable	241,807	195,782
Allowance for doubtful accounts	(6,541)	(5,759)
Prepaid income taxes	16,880	3,535
Prepaid and other current assets	34,348	24,694
Total current assets	615,831	340,258
Property and equipment, net	31,823	28,414
Operating lease right-of-use assets	50,818	46,128
Intangible assets, net	245,834	45,627
Goodwill	1,588,477	581,174
Investments	6,438	5,691
Deferred income taxes	71,376	39,224
Other assets	48,646	39,519
Total assets	$2,659,243	$1,126,035
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,483	$16,492
Accruals and other current liabilities	323,603	226,793
Deferred revenues	224,610	202,294
Operating lease liabilities	17,482	16,610
Income taxes payable	6,696	3,366
Current portion of long-term debt	5,000	—
Total current liabilities	593,874	465,555
Long-term debt	1,430,992	246,000
Deferred compensation plan liabilities	94,890	2,422
Long-term operating lease liabilities	35,274	31,767
Deferred revenues	7,983	7,020
Deferred income taxes	65,014	10,849
Income taxes payable	7,725	7,883
Other liabilities	14,269	12,940
Total liabilities	2,250,021	784,436
Stockholders’ equity:
Common stock	2,825	2,722
Additional paid-in capital	937,805	741,113
Accumulated other comprehensive loss	(91,774)	(26,233)
Accumulated deficit	(439,634)	(376,003)
Total stockholders’ equity	409,222	341,599
Total liabilities and stockholders’ equity	$2,659,243	$1,126,035

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
Subscriptions	$223,105	$178,262	$812,807	$679,273
Perpetual licenses	19,707	21,362	53,080	57,382
Subscriptions and licenses	242,812	199,624	865,887	736,655
Services	24,920	19,943	99,159	64,889
Total revenues	267,732	219,567	965,046	801,544
Cost of revenues:
Cost of subscriptions and licenses	34,439	29,337	124,321	95,803
Cost of services	25,128	21,226	92,218	71,352
Total cost of revenues	59,567	50,563	216,539	167,155
Gross profit	208,165	169,004	748,507	634,389
Operating expenses:
Research and development	63,002	45,945	220,915	185,515
Selling and marketing	47,394	36,240	162,240	143,791
General and administrative	39,883	27,884	150,116	113,274
Deferred compensation plan	5,719	292	95,046	177
Amortization of purchased intangibles	8,898	4,368	25,601	15,352
Expenses associated with initial public offering	—	—	—	26,130
Total operating expenses	164,896	114,729	653,918	484,239
Income from operations	43,269	54,275	94,589	150,150
Interest expense, net	(3,883)	(3,026)	(12,491)	(7,476)
Other income, net	1,483	18,190	11,231	24,946
Income before income taxes	40,869	69,439	93,329	167,620
(Provision) benefit for income taxes	(1,642)	(16,480)	3,448	(38,625)
Loss from investment accounted for using the equity method, net of tax	(646)	(1,027)	(3,585)	(2,474)
Net income	38,581	51,932	93,192	126,521
Less: Net income attributable to participating securities	(3)	(230)	(9)	(234)
Net income attributable to Class A and Class B common stockholders	$38,578	$51,702	$93,183	$126,287
Per share information:
Net income per share, basic	$0.13	$0.17	$0.30	$0.44
Net income per share, diluted	$0.12	$0.17	$0.30	$0.42
Weighted average shares, basic	307,447,788	297,192,775	305,711,345	289,863,272
Weighted average shares, diluted	314,782,892	309,096,405	314,610,814	299,371,129

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Year Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net income	$93,192	$126,521
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	52,793	36,117
Bad debt allowance (recovery)	1,203	(1,000)
Deferred income taxes	(19,745)	16,246
Stock-based compensation expense	49,045	32,114
Amortization and write-off of deferred debt issuance costs	5,955	985
Change in fair value of derivative	(9,770)	(347)
Change in fair value of contingent consideration	550	(1,340)
Foreign currency remeasurement loss (gain)	64	(24,502)
Loss from investment accounted for using the equity method, net of tax	3,585	2,474
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	(35,519)	12,388
Prepaid and other assets	14,260	11,705
Accounts payable, accruals, and other liabilities	50,077	47,656
Deferred compensation plan liabilities	92,926	3,706
Deferred revenues	5,340	(565)
Income taxes payable, net of prepaid income taxes	(15,932)	(3,818)
Net cash provided by operating activities	288,024	258,340
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(17,539)	(16,447)
Acquisitions, net of cash acquired	(1,034,983)	(93,032)
Other investing activities	(4,081)	(7,854)
Net cash used in investing activities	(1,056,603)	(117,333)
Cash flows from financing activities:
Proceeds from credit facilities	745,310	550,875
Payments of credit facilities	(991,310)	(538,625)
Proceeds from convertible senior notes, net of discounts and commissions	1,233,377	—
Payments of debt issuance costs	(5,643)	(432)
Purchase of capped call options	(51,605)	—
Proceeds from term loans	199,505	125,000
Payments of financing leases	(197)	(189)
Payments of acquisition debt and other consideration	(2,371)	(3,425)
Payments of dividends	(33,396)	(422,646)
Payments for shares acquired including shares withheld for taxes	(120,539)	(83,975)
Proceeds from Common Stock Purchase Agreement	—	58,349
Proceeds from stock purchases under employee stock purchase plan	3,846	—
Proceeds from exercise of stock options	5,605	9,128
Net cash provided by (used in) financing activities	982,582	(136,511)
Effect of exchange rate changes on cash and cash equivalents	(6,672)	(3,591)
Increase in cash and cash equivalents	207,331	905
Cash and cash equivalents, beginning of year	122,006	121,101
Cash and cash equivalents, end of year	$329,337	$122,006

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months and Year Ended December 31, 2021 and 2020
(in thousands)
(unaudited)

Reconciliation of net income to Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income	$38,581	$51,932	$93,192	$126,521
Interest expense, net	3,883	3,026	12,491	7,476
Provision (benefit) for income taxes	1,642	16,480	(3,448)	38,625
Depreciation and amortization	16,847	10,281	52,793	36,117
Stock-based compensation	15,966	9,354	48,152	32,114
Deferred compensation plan	5,719	292	95,046	177
Acquisition expenses	6,369	3,168	34,368	11,666
Realignment expenses	—	10	—	10,022
Expenses associated with IPO	—	—	—	26,130
Other income, net	(1,483)	(18,190)	(11,231)	(24,946)
Loss from investment accounted for using the equity method, net of tax	646	1,027	3,585	2,474
Adjusted EBITDA	$88,170	$77,380	$324,948	$266,376

Reconciliation of net income to Adjusted Net Income:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income	$38,581	$51,932	$93,192	$126,521
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles and developed technologies	11,998	6,027	34,001	20,721
Stock-based compensation	15,966	9,354	48,152	32,114
Deferred compensation plan	5,719	292	95,046	177
Acquisition expenses	6,369	3,168	34,368	11,666
Realignment expenses	—	10	—	10,022
Expenses associated with IPO	—	—	—	26,130
Other income, net	(1,483)	(18,190)	(11,231)	(24,946)
Total non-GAAP adjustments, prior to income taxes	38,569	661	200,336	75,884
Income tax effect of non-GAAP adjustments	(5,827)	(1,310)	(30,173)	(12,067)
Loss from investment accounted for using the equity method, net of tax	646	1,027	3,585	2,474
Adjusted Net Income	$71,969	$52,310	$266,940	$192,812

Reconciliation of GAAP Financial Statement Line Items to Non-GAAP Adjusted Financial Statement Line Items:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Cost of subscriptions and licenses	$34,439	$29,337	$124,321	$95,803
Amortization of purchased intangibles and developed technologies	(3,100)	(1,659)	(8,400)	(5,369)
Stock-based compensation	(608)	(17)	(1,417)	(925)
Acquisition expenses	(26)	—	(33)	—
Realignment expenses	—	8	—	(42)
Adjusted cost of subscriptions and licenses	$30,705	$27,669	$114,471	$89,467

Cost of services	$25,128	$21,226	$92,218	$71,352
Stock-based compensation	(529)	(156)	(1,144)	(2,857)
Acquisition expenses	(1,466)	(866)	(5,846)	(1,916)
Realignment expenses	—	126	—	(1,422)
Adjusted cost of services	$23,133	$20,330	$85,228	$65,157

Research and development	$63,002	$45,945	$220,915	$185,515
Stock-based compensation	(5,617)	(3,952)	(19,510)	(11,769)
Acquisition expenses	(1,900)	(1,493)	(6,782)	(6,605)
Realignment expenses	—	62	—	(848)
Adjusted research and development	$55,485	$40,562	$194,623	$166,293

Selling and marketing	$47,394	$36,240	$162,240	$143,791
Stock-based compensation	(1,977)	(652)	(5,461)	(6,259)
Acquisition expenses	(463)	(75)	(1,066)	(318)
Realignment expenses	—	(762)	—	(5,945)
Adjusted selling and marketing	$44,954	$34,751	$155,713	$131,269

General and administrative	$39,883	$27,884	$150,116	$113,274
Stock-based compensation	(7,235)	(4,577)	(20,620)	(10,304)
Acquisition expenses	(2,508)	(618)	(20,609)	(2,228)
Realignment expenses	—	556	—	(1,765)
Adjusted general and administrative	$30,140	$23,245	$108,887	$98,977

Income from operations	$43,269	$54,275	$94,589	$150,150
Amortization of purchased intangibles and developed technologies	11,998	6,027	34,001	20,721
Stock-based compensation	15,966	9,354	48,152	32,114
Deferred compensation plan	5,719	292	95,046	177
Acquisition expenses	6,369	3,168	34,368	11,666
Realignment expenses	—	10	—	10,022
Expenses associated with IPO	—	—	—	26,130
Adjusted income from operations	$83,321	$73,126	$306,156	$250,980